Exhibit 99.15

TABLE 1

Québec government
Summary of budgetary transactions
Preliminary results for 2025-2026
(millions of dollars)

2025-2026
REVENUE
Own-source revenue	129 952
Federal transfers	30 577
Total	160 529
EXPENDITURE
Portfolio expenditures	−158 029
Debt service	−10 155
Total	−168 184
ACCOUNTING SURPLUS (DEFICIT)(1)	−7 655
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	−2 289
BUDGETARY BALANCE(2)	−9 944

(1) Accounting surplus (deficit) refers to the surplus (deficit) from operations as presented in the public accounts.

(2) Budgetary balance within the meaning of the Balanced Budget Act.

Budget Speech	1
Tables

TABLE 2

Québec government
Summary of budgetary transactions
Forecasts for 2026-2027
(millions of dollars)

2026-2027
REVENUE
Own-source revenue	134 361
Federal transfers	32 131
Total	166 492
EXPENDITURE
Portfolio expenditures	−160 489
Debt service	−10 268
Total	−170 757
Contingency reserve	−2 000
ACCOUNTING SURPLUS (DEFICIT)(1)	−6 265
BALANCED BUDGET ACT
Deposits of dedicated revenues in the Generations Fund	−2 347
BUDGETARY BALANCE(2)	−8 612

(1) Accounting surplus (deficit) refers to the surplus (deficit) from operations as presented in the public accounts.

(2) Budgetary balance within the meaning of the Balanced Budget Act.

2	Budget 2026-2027
Budget Plan

Exhibit 99.15

TABLE 3

Québec government
Revenue
Forecasts for 2026-2027
(millions of dollars)

2026-2027
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	50 800
Contributions for health services	9 412
Corporate taxes	14 527
School property tax	1 311
76 050
Consumption taxes
Sales taxes(1)	26 349
Fuels	2 097
Tobacco products	830
Alcoholic beverages	574
Other(2)	158
30 008
Revenue from government enterprises
Hydro-Québec	2 445
Loto-Québec	1 557
Société des alcools du Québec	1 406
Investissement Québec	292
Société québécoise du cannabis	146
Other	7
5 853
Duties, permits and royalties	6 542
Miscellaneous revenue	15 908
TOTAL OWN-SOURCE REVENUE	134 361

FEDERAL TRANSFERS
Equalization	13 907
Health transfers	9 265
Transfers for post-secondary education and other social programs	1 392
Other programs	7 567
TOTAL FEDERAL TRANSFERS	32 131
TOTAL REVENUE	166 492

(1) Sales taxes, within the meaning of the public accounts, include, in particular, the QST, the tax on insurance premiums, the tax on lodging and the specific duty on new tires.

(2) These amounts include revenue from the Québec component of the excise duty on vaping products, the Québec component of the excise duty on cannabis sales and pari-mutuel.

Budget Speech	3
Tables

TABLE 4

Québec government
Expenditure
Forecasts for 2026-2027
(millions of dollars)

2026-2027
PORTFOLIO EXPENDITURES
National Assembly	200
Persons appointed by the National Assembly	297
Affaires municipales et Habitation	5 608
Agriculture, Pêcheries et Alimentation	1 531
Conseil du trésor, Administration gouvernementale et Efficacité de l'État	3 361
Conseil exécutif	630
Culture et Communications	2 054
Cybersécurité et Numérique	353
Économie, Innovation et Énergie	4 511
Éducation	24 075
Emploi et Solidarité sociale	5 952
Enseignement supérieur	11 749
Environnement, Lutte contre les changements climatiques, Faune et Parcs	2 004
Famille	10 009
Finances	4 087
Immigration, Francisation et Intégration	756
Justice	2 039
Langue française	81
Relations internationales et Francophonie	148
Ressources naturelles et Forêts	1 521
Santé et Services sociaux	68 708
Sécurité publique	2 876
Tourisme	552
Transports et Mobilité durable	7 739
Travail	248
Reallocation of government expenditures during the fiscal year	−600
TOTAL	160 489
DEBT SERVICE	10 268
TOTAL EXPENDITURE	170 757

Note: Totals may not add due to rounding.

4	Budget 2026-2027
Budget Plan